EXHIBIT 10.40

Toxford Corporation
c/o Ace International S.A.
Place de Saint Gervais 1
P.O. Box 2049
 1211 Geneva, Stizerland
Extension of Redemption Date for Series A-1 and Series A-2 Redeemable Preferred Stock
Ladies and Gentlemen:
Toxford Corporation herby agrees that the redemption date of its 150.618  shares of Series A-1 Redeemable Preferred Stock issued by Telos Corporation and 210.862 shares of Series A-2 Redeemable Preferred Stock issued by Telos Corporation is extended to February 28, 2018.  Toxford Corporation acknowledges and agrees that all Series A-1 Redeemable Preferred Stock and Series A-2 Redeemable Preferred Stock issued by Telos Corporation and held by Toxford Corporation or its successors and assigns shall be remain subject in all respects to all of the terms and conditions of the Preferred Stockholders Standby Agreement dated as of May 17, 2010 by and between Toxford Corporation and Wells Fargo Capital Finance, LLC (successor by merger to Wells Fargo Capital Finance, Inc., formerly known as Wells Fargo Foothill, Inc.) and acknowledges and agrees that Wells Fargo Capital Finance, LLC is permitted to rely upon this agreement between Toxford Corporation and Telos Corporation.
AGREED AND ACKNOWLEDGED AS OF
 MARCH 17, 2016:
TOXFORD CORPORATION
By:	/s/Ariane Slinger, Javier Otero,Ariane Slinger, Jacqueline Nabih, Javier Otero
Signature(s)
Ariane Slinger, Javier Otero, S.O. Clover Management Limited (signed by Ariane Slinger, Jacqueline Nabih, Javier Otero, authorized signatories for S.O. Clover Management Limited)
Name(s)
Directors
Title(s)

TELOS CORPORATION
By:	/s/ Jefferson V. Wright
Name:	Jefferson V. Wright
Title:	EVP & General Counsel